Exhibit (i)

                               CONSENT OF COUNSEL


                     Gabelli International Growth Fund, Inc.


     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 12 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79994, Investment Company Act File No. 811-08560) of Gabelli International Growth Fund, Inc. (the "Fund") under the caption "Counsel and Independent Auditors" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                      /S/ WILLKIE FARR & GALLAGHER
                                          ------------------------
                                          Willkie Farr & Gallagher


April 29, 2003
New York, New York